UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

             Date of Report (date of earliest event reported): January 11, 2011

                          SYNERGY RESOURCES CORPORATION
                     --------------------------------------
             (Exact name of registrant as specified in its charter)

          Colorado                        None                  20-2835920
----------------------------       ------------------    ----------------------
 (State or other jurisdiction     (Commission File No.)        (IRS Employer
of incorporation)                                           Identification No.)

                                20203 Highway 60
                           Platteville, Colorado 80651
                   -----------------------------------------
          (Address of principal executive offices, including Zip Code)


Registrant's telephone number, including area code:    (970) 737-1073

                                       N/A
                    ---------------------------------------
          (Former name or former address if changed since last report)


Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

[  ]   Written communications pursuant to Rule 425 under the Securities Act
       (17 CFR 230.425)

[  ]   Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act
       (17 CFR 240.14a-12)

[  ]   Pre-commencement  communications pursuant to Rule 14d-2(b) under the
       Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-14(c) under the
       Exchange Act (17 CFR 240.13e-4(c))



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Item 3.02.  Unregistered Sales of Equity Securities

      On January 11, 2011, Synergy Resources Corporation (the "Company") completed its $18.0 million private placement of 9,000,000 shares of its common stock. The shares were sold for $2.00 per share in two closings on December 23, 2010 and January 11, 2011. After payment of commissions and expenses, the Company received net proceeds of approximately $16.7 million. The proceeds from the sale of the common stock will be used for acquisitions, the Company's 2011 drilling program and working capital.

     Oppenheimer & Co. acted as lead placement agent for the offering, with GVC Capital LLC acting as co-placement agent.

      The shares of the Company's common stock were sold to certain institutions and accredited investors. The Company relied upon the exemption provided by Rule 506 of the Securities and Exchange Commission in connection with the sale of the shares.

      The shares of common stock which were sold were not registered under the Securities Act of 1933, as amended, and are restricted securities. The Company has agreed to file a registration statement with the Securities and Exchange Commission covering the resale of the shares.


Item 8.01   Other Events

      On January 12, 2011 the Company issued a press release pertaining to the private offering disclosed in Item 3.02.


Item 9.01.  Financial Statements and Exhibits

   (d)        Exhibits

Number        Description

  99          Press Release




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                                   SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  January 13, 2011

                                 SYNERGY RESOURCES CORPORATION


                                 By:  /s/ Ed Holloway
                                      --------------------------------
                                      Ed Holloway, President